Exhibit 99.2

August 8, 2013

Second Quarter 2013 Earnings Presentation

Forward-Looking Statements and Non-GAAP Financial Measures

This document contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Walter Investment’s plans, beliefs, objectives, expectations, assumptions and intentions, and other statements that are not historical or current facts. Forward-looking statements are based on Walter Investment’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Walter Investment that the projections will prove to be correct. This document speaks only as of this date. Walter Investment disclaims any duty to update the information herein except as otherwise required by law.

and EBITDA include, but are not limited to:

• Regulatory changes and changes in delinquency and default rates that could adversely affect the costs of our businesses such that they are higher than expected;

• Prepayment speeds, delinquency and default rates of the portfolios we service;

• Our inability to achieve anticipated incentive fees, which are subject to certain factors beyond the Company’s control and which are difficult to estimate with any degree of certainty in advance;

• The achievement of anticipated volumes and margins from the origination of both forward and reverse mortgages, which can be affected by multiple factors, many of which are beyond our control;

• Assumptions with regard to the HARP eligible population of the portfolios we service, customer take up rates, our recapture rates, the origination margins for HARP refinancing and anticipated changes to the HARP program which may increase competition;

• Assumptions with regard to contributions from originations are also subject to the integration of the ResCap origination and capital markets platforms, and the organizational structure, capital requirements and performance of the business after the acquisition;

• Assumptions regarding the continuation in all material respects of government programs related to our business;

• The addition of new business in 2013 and 2014;

• The timely and efficient transfer of assets acquired to the Company’s platforms and the efficient integration of the acquired businesses, including achievement of synergies related thereto;

• The accuracy of our expectations regarding the value of, and contributions from, acquired MSRs, related intangibles and other assets, including the accuracy of our assumptions as to the performance of the assets we acquire, which are subject to and affected by many factors, some of which are beyond our control, and could differ materially from our estimates;

• Changes in accounting;

• Errors in our financial models or changes in assumptions could result in our estimates and expectations being materially inaccurate which may adversely affect our earnings;

• The effects of competition on our existing and potential future business;

• Our ability to service our existing or future indebtedness;

• Other factors that may affect the Company’s earnings or costs; and

• Other factors relating to our business in general as detailed in Walter Investment’s 2012 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission.

To supplement Walter Investment’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, Walter Investment uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) measure the Company’s financial performance excluding depreciation and amortization costs, corporate and MSR facility interest expense, transaction and merger integration-related costs, certain other non-cash adjustments, the net impact of the consolidated Non-Residual Trust VIEs and certain other items including, but not limited to pro-forma synergies, (ii) provide investors a means of evaluating our core operating performance and (iii) improve overall understanding of Walter Investment’s current financial performance and its prospects for the future.

Specifically, Walter Investment believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition, operating results and cash flows. In addition, management uses these measures for reviewing financial results and evaluating financial performance and cash flows. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this presentation. Reconciliations can be found in the Appendix to this presentation and our press release dated August 8, 2013.

* “Pipeline” refers to opportunities or potential opportunities in the market for products within our strategic profile that we have identified as targets to add to our servicing portfolio through either the acquisition of MSR or sub-servicing contracts. In each case we have contacted the seller or its representative to register our interest, or are currently engaged in discussions or negotiations directly with the seller or its representative. The status of “pipeline opportunities” varies from early stage contact through exclusive negotiations. There can be no guarantee that any of the opportunities in our pipeline will result in purchases or contracts added by the Company.

Focus on Sustainable, Profitable Growth

Solid Financial Fundamentals

Cyclical and Secular Industry Shift

Strong Pipeline

Differentiated Operating Model

Strong Q2 2013 results

Strong margins across business lines

Significant leverage to results in 2013 and 2014 on acquired business

Wave of transfers to specialty servicers still occurring

Regulatory, capital, operational, and compliance issues all remain catalysts for servicing transfers

Secular shift continues, driving expected sustainability and growth

Robust active pipeline of $320 billion*

Establishing new client relationships

Product expansion

Platform delivers value-added benefits to credit owners

Ancillary businesses (ARM, Insurance) deliver additional value and drive increased revenue

Reverse Mortgage and Originations businesses further diversify revenue streams

High level of compliance drives preferred partner status

WAC is highly focused on delivering significant returns to shareholders

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix and in our June 30, 2013 Form 10-Q and other filings with the SEC, for important information regarding Forward-Looking Statements and the use of Non-GAAP Financial Measures.

Q2 2013 Highlights

Strong Financial and Operational Performance Drives Robust Second Quarter Results and Increase in 2013 Guidance

Financial

Operational

Strategic

• Top line growth in revenues of 277% over Q2 2012

• GAAP net income of $143.2 million, or $3.75 per diluted share

• After tax core earnings of $178.4 million, or $4.75 per diluted share

• $57.1 million after tax, or $1.52 per share, attributable to fair value adjustment

• AEBITDA of $262.1 million

• Boarded 552,000 accounts, primarily from the Bank of America acquisition

• Strong reductions in 30+ day delinquencies on 1st lien GSE portfolio

• Received servicer rating upgrades from Fitch Ratings, making Green Tree top rated specialty servicer

• Funded $4.7 billion of forward loans and $693 million of reverse loans

• Pipeline continues to grow and develop, while origination channels add diversity for sustained growth

• Entered strategic relationship with UFG Holdings, LLC, establishing a reverse servicing flow arrangement

• Signed agreement to service approximately 130,000 consumer finance loans, which is expected to significantly extend servicing capabilities into the unsecured product space

Servicing Segment Overview

Servicing Highlights

- Gross servicing revenues and fees almost double year earlier period at $190 million
- Continue to generate attractive, growing levels of incentive, performance-based and ancillary fees
- AEBITDA of $70.3 million, excluding fair value adjustment
- Q2 includes $93.7 million pre-tax fair value adjustment
- Pre-tax core earnings of $129.4 million, including fair value adjustment
- Weighted average contractual servicing fee of 28 bps at June 30, 2013
- Segment AEBITDA of 14 bps of average serviced UPB
- Stable disappearance rate despite ramp in HARP solicitations and refinancings

Servicing Key Metrics

	2Q13	2Q12	$ Variance	% Variance
Servicing fees	$ 145.4	$ 74.2	$ 71.2	96%
Incentive and performance fees	26.3	14.4	11.9	83%
Ancillary and other fees	18.0	9.1	8.9	99%
Servicing revenue and fees	$ 189.7	$ 97.7	$ 92.1	94%
Amortization of servicing rights	(10.3)	(13.2)	2.9	-22%
Realization of expected cash flows	(28.6)	-	(28.6)	-
Changes in valuation inputs	93.7	-	93.7	-
Net servicing revenue and fees	$ 244.5	$ 84.5	$ 160.0	189%
AEBITDA margin	46.5%	36.7%		
AEBITDA/average UPB	14 bps	15 bps		
Serviced UPB (in billions)	$ 197.0	$ 82.0	$ 115.0	140%
Serviced units (in millions)	1.9	1.0	0.9	90%
Disappearance rate[(1)]	20.6%	16.3%		

[(1)] Disappearance rates are adjusted for the timing of Quicken loans as if they were sent to Quicken, refinanced and returned to the GT portfolio in the same month.

Servicing segment achieved exceptional results while boarding 552,000 accounts, lowering GSE first-lien delinquencies by 126 bps and growing incentive and performance based fees 83% as compared to the prior year period.

Walter Investment Management Corp.

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix and in our June 30, 2013 Form 10-Q and other filings with the SEC, for important information regarding Forward-Looking Statements and the use of Non-GAAP Financial Measures.

4

Originations Segment Overview

Originations Highlights

- Originations volumes increased significantly during the quarter, principally in consumer lending, but also with a strong ramp in business lending:
  - Applications increased from $2.4 billion in Q1 2013 to $9.1 billion in Q2 2013
  - Locked Pipeline of $4.2 billion as of June 30, 2013 versus $1.9 billion at March 31, 2013
  - $4.7 billion of funded originations during the quarter compared to $375 million in Q1 2013
- Average margin on originated product of 367 bps driven by attractive HARP margins

Originations Data by Channel

$ in billions

Applications

	2Q13	%	1Q13	%
Consumer Lending	$ 5.3	58%	$ 1.9	79%
Business Lending	3.8	42%	0.5	21%
	$ 9.1	100%	$ 2.4	100%

Locked Volume

	2Q13	%	1Q13	%
Consumer Lending	$ 6.1	66%	$ 2.2	85%
Business Lending	3.1	34%	0.4	15%
	$ 9.2	100%	$ 2.6	100%

Funded Volume

	2Q13	%	1Q13	%
Consumer Lending	$ 3.2	68%	$ 0.4	96%
Business Lending	1.5	32%	0.0	4%
	$ 4.7	100%	$ 0.4	100%

Originations Key Metrics

	2Q13	1Q13
Applications	$9.1 BN	$2.4 BN
Rate locks	$9.2 BN	$2.6 BN
Mortgage lending volume	$4.7 BN	$0.4 BN
Gain on sale margin	367 bps	407 bps
Recapture rate	36%	8%

Q2 2013 Origination Economics

	($MN)
Cash - Points, Fees, Gain on Sale	$91.3
Pipeline Value[(1)]	125.9
Subtotal Cash / Near Cash Revenue	$217.2
Servicing Asset	27.6
Other	6.4
Total Originations Revenue	$251.2

(1) Includes mark-to-market on loans held for sale and IRLC net of expected fallout. MTM and FV gains are generally expected to convert to realized gains within 55 to 70 days.

Walter Investment Management Corp.

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix and in our June 30, 2013 Form 10-Q and other filings with the SEC, for important information regarding Forward-Looking Statements and the use of Non-GAAP Financial Measures.

5

Reverse Mortgage Segment Overview

Reverse Mortgage Highlights

? Originated over $690 million of UPB in Q2

22% through Retail channel

78% through Correspondent and Wholesale channels

RMS/S1L was the #1 retail reverse mortgage originator YTD 2013

? Issued over $800 million of HECM securitizations

RMS is the industry leader in HECM issuances

? Average cash gain spread of 335 bps

? AEBITDA of $16.9 million

? Pre-tax core earnings of $15.9 million

Reverse Mortgage Key Metrics

2Q13 1Q13

Funded volume $ 693 MN $ 977 MN

Securitized volume $ 833 MN $ 905 MN

Gain on sale margin 335 bps 325 bps

Serviced UPB (in billions) $ 14.4 $ 13.8

Serviced units 86,795 83,181

Reverse business transitioning well through product changes implemented by FHA. Changes represent mid to long-term benefit to business.

Demographics drive attractive long-term market opportunity.

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix and in our June 30, 2013 Form 10-Q and other filings with the SEC, for important information regarding Forward-Looking Statements and the use of Non-GAAP Financial Measures.

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix and in our June 30, 2013 Form 10-Q and other filings with the SEC, for important information regarding Forward-Looking Statements and the use of Non-GAAP Financial Measures.

2013 & 2014 Earnings Estimates

2013 Estimates Revised Upward

Core

2013 AEBITDA Earnings(1)

Previous Estimates $650—$725 $5.06(1)

Revised Estimates $700—$740 $8.90—$9.40

(1) Based on mid-point of AEBITDA range. $9.15

Previous Estimate $ 5.06

Increase in Estimate $ 0.69

Revised Comparable Estimate $ 5.75

1H Fair Value Adjustment $ 1.52

Accounting Change $ 1.88

Revised Core EPS Estimate $ 9.15

All of the above based on mid-point of guidance range.

2014 estimates reflect strong performance from highly predictable servicing business, normalization of originations business from HARP peak and growth in the Reverse segment and other businesses.

Core

2014 AEBITDA Earnings

$650—$700 $6.00—$6.50

? Both economic environment and sector dynamics strongly support business prospects and estimates

? Servicing

Continues to deliver strong earnings and margins

Delinquency improvements driven by the business model improve profitability

Robust pipeline and other new business prospects

Extension/expansion of GSE programs such as HAMP and streamlined mod program provide future earnings opportunities

? Originations

Maximize HARP opportunity in near term

? HARP extension positive for 2014—2015

Margins normalize in 2014

Transition consumer direct, build out retail and grow correspondent channels

Cost reductions and IT efficiencies

? Reverse

Continue to drive transition to retail versus correspondent/wholesale mix

Solid volumes, slightly lower margins due to product mix change

Originations market share and tail production grows in 2014

? Other

Growth in ARM business

Development of capital heavy entity augments capital base

Key Drivers: 2013 & 2014

Key Investment Highlights

? Sector drivers remain in full force – including improving economic environment

? Core servicing business is strongly profitable and positioned to grow its contribution with highly predictable cash flow

Expanding servicing and other fee-based opportunities

? Originations has ramped volumes significantly and executed against capturing available HARP opportunity – important long-term contributor to portfolio replenishment

? Reverse business is a solid contributor with significant long-term growth potential

? Strong operational and financial leverage

? Walter Investment has a proven ability to opportunistically capitalize on cyclical and secular change – and more change is coming

GSE reform

Private capital role in originations

Non-conforming product

Walter Investment is exceptionally well positioned to capitalize on unique sector opportunities to drive substantial growth, earnings and shareholder value.

Appendix

Use of Non-GAAP Measures

Generally Accepted Accounting Principles (“GAAP”) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future.

Core earnings (pre-tax and after-tax), core earnings per share and Adjusted EBITDA are financial measures that are not in accordance with GAAP. See the Definitions included in this document for a description of how these items are reported and see the Non-GAAP Reconciliations for a reconciliation of these measures to the most directly comparable GAAP financial measures.

The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.

Use of Core Earnings and Adjusted EBITDA by Management

The Company manages the business based upon the achievement of core earnings, Adjusted EBITDA and similar targets and has designed certain management incentives based upon the achievement of pre-tax income and Adjusted EBITDA in order to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods.

Limitations on the Use of Core Earnings and Adjusted EBITDA

Since core earnings (pre-tax and after-tax) and core earnings per share measure the Company’s financial performance excluding certain depreciation and amortization costs related to acquisitions, transaction and merger integration-related costs, share-based compensation expense, certain other non-cash adjustments, and the net impact of the consolidated Non-Residual Trust VIEs, they may not reflect all amounts associated with our results as determined in accordance with GAAP.

Adjusted EBITDA measures the Company’s financial performance excluding depreciation and amortization costs, corporate and MSR facility interest expense, transaction and merger integration-related costs, share-based compensation expense, certain other non-cash adjustments, the net impact of the consolidated Non-Residual Trust VIEs and certain other items, including, but not limited to pro-forma synergies, they may not reflect all amounts associated with our results as determined in accordance with GAAP.

Core earnings (pre-tax and after-tax), core earnings per share and Adjusted EBITDA involve differences from segment profit (loss), income (loss) before income taxes, net income (loss), basic earnings (loss) per share and diluted earnings (loss) per share computed in accordance with GAAP. Core earnings (pre-tax and after-tax), core earnings per share and Adjusted EBITDA should be considered as supplementary to, and not as a substitute for, segment profit (loss), income (loss) before income taxes, net income (loss), basic earnings (loss) per share and diluted earnings (loss) per share computed in accordance with GAAP as a measure of the Company’s financial performance.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP earnings. Further, the non-GAAP measures presented by Walter Investment may be defined or calculated differently from similarly titled measures of other companies.

Definitions

Core Earnings This disclaimer applies to every usage of Core Earnings and related terms such as Pre Tax Core Earnings, Core Earnings After Taxes and Core Earnings Per Share (“EPS”) in this document. Core Earnings is a metric that is used by management to exclude certain items in an attempt to provide a better earnings per share metric to evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period. Core Earnings excludes certain depreciation and amortization costs related to business combination transactions, transaction and merger integration-related costs, share-based compensation expense, certain other non-cash adjustments, and the net impact of the consolidated Non-Residual Trust VIEs. Core Earnings includes both cash and non-cash gains from forward mortgage origination activities. Non-cash gains are net of non-cash charges or reserves provided. Core Earnings excludes the impact of fair value option (“FVO”) accounting and includes cash gains for reverse mortgage origination activities. Core Earnings may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a means of evaluating our core operating performance.

Adjusted EBITDA This disclaimer applies to every usage of Adjusted EBITDA and related terms such as Pro-Forma Adjusted EBITDA and AEBITDA in this document. Adjusted EBITDA is a key performance metric used by management in evaluating the performance of our Company and its segments. Adjusted EBITDA is generally presented in accordance with its definition in the Company’s senior secured credit agreement, with certain exceptions, and represents income before income taxes, depreciation and amortization, interest expense on corporate debt, transaction and integration related costs, the net effect of the non-residual VIEs and certain other non-cash income and expense items. Adjusted EBITDA includes both cash and non-cash gains from forward mortgage origination activities. Adjusted EBITDA excludes the impact of fair value option (“FVO”) accounting and includes cash gains for reverse mortgage origination activities. Pro Forma Adjusted EBITDA includes an adjustment to reflect pro-forma synergies in 2011 and 2012 and to reflect Green Tree as having been acquired at the beginning of the year for periods prior to the actual acquisition date. Adjusted EBITDA may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a means of evaluating our core operating performance. The definition of Adjusted EBITDA used in this document differs from the definition in the Company’s senior secured credit agreement principally in that (i) the credit agreements include a pro forma adjustment for the projected EBITDA of acquisitions that were made less than twelve months ago and (ii) the senior secured credit agreement does not include the non-cash gains from forward mortgage origination activities in Adjusted EBITDA.

2013 Estimated Adjusted EBITDA, 2013 Estimated Core Earnings, 2014 Estimated Adjusted EBITDA, 2014 Estimated Core Earnings and other amounts or metrics that relate to future earnings projections are forward-looking and subject to significant business, economic, regulatory and competitive uncertainties, many of which are beyond the control of Walter Investment and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that this target will be achieved and the Company undertakes no duty to update this target. Please refer to the introductory slides of this presentation, as well as additional disclosures in this Appendix and in our Form 10-K and other filings with the SEC, for important information regarding Forward Looking Statements and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income Before Income Taxes to Non-GAAP Core Earnings

($ in millions, except per share amounts)

For the Three Months Ended For the Three Months Ended

June 30, 2013 June 30, 2012

Income before income taxes $ 238.6 $ 0.8

Add back:

Transaction and integration costs 4.0 2.2

Step-up depreciation and amortization 12.8 9.9

Step-up amortization of sub-servicing rights (MSRs) 8.1 10.5

Non-cash fair value adjustments in Reverse 16.9 -

Non-cash interest expense 2.3 0.5

Share-based compensation expense 3.9 3.6

Net impact of Non-Residual Trusts—1.1

Other 5.9 0.5

Core Earnings before income taxes $ 292.5 $ 29.1

Core earnings after tax $ 178.4 $ 18.0

Core earnings after tax per diluted common and

common equivalent share. $ 4.75 $ 0.62

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix and in our March 31, 2013 Form 10-Q and other filings with the SEC, for important information regarding Forward-Looking Statements and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income Before Income Taxes to Non-GAAP Adjusted EBITDA

($ in millions)

For the Three Months Ended For the Three Months Ended

, ,

Income before income taxes $ 238.6 $ 0.8

Depreciation and amortization 17.6 11.8

Interest expense 30.7 20.4

Non-cash fair value adjustment in Reverse 16.9 -

Transaction and integration-related costs 4.0 2.2

Non-cash share-based compensation expense 3.9 3.6

Provision for loan losses 0.1 2.0

Residual Trusts cash flows 1.1 5.4

Net impact of Non-Residual Trusts—1.1

Pro forma synergies—1.4

Other 7.7 2.2

Amortization and fair value adjustments of servicing rights(53.9) 13.2

Non-cash interest income(4.6)(5.9)

Adjusted EBITDA $ 262.1 $ 58.2

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix and in our March 31, 2013 Form 10-Q and other filings with the SEC, for important information regarding Forward-Looking Statements and the use of Non-GAAP Financial Measures.

Reconciliation of Estimated Core Earnings to Estimated GAAP Income Before Income Taxes

($ in millions)

For the Year Ended For the Year Ended

December 31, 2013 December 31, 2014

Estimated pre-tax core earnings(1) $ 564.0 $ 388.0

Less:

Step up depreciation and amortization, including step up

amortization of sub-servicing contracts(83.0)(67.0)

Share-based compensation expense(12.0)(14.0)

Transaction and integration costs(2)(20.3) -

Non-cash fair value adjustments for reverse mortgages(3)(20.4) -

Non-cash interest expense(12.0)(10.0)

Other (2)(5.5) -

Estimated income before income taxes $ 410.8 $ 297.0

(1) At the mid-point of the earnings guidance range as presented on slide 7.

(2) We do not predict special items that might occur in the future. The amount reflected includes only actual amounts that occurred in the first half of 2013.

(3) Fair value adjustments are by their nature subject to multiple factors that could materially change these amounts, many of which are beyond our control. The amount reflected includes only actual amounts that occurred in the first half of 2013.